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                                                                    Exhibit (b)

                             Natixis Funds Trust I
                           Section 906 Certification

   In connection with the report on Form N-CSR for the period ended June 30, 2007 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

   2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:                                     By:
President and Chief Executive Officer   Treasurer
Natixis Funds Trust I                   Natixis Funds Trust I

/s/ John T. Hailer                      /s/ Michael C. Kardok
--------------------------------------  -----------------------------------
John T. Hailer                          Michael C. Kardok

Date: August 21, 2007                   Date: August 21, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Natixis Funds Trust I, and will be retained by the Natixis Funds Trust I and furnished to the Securities and Exchange Commission or its staff upon request.